Exhibit (a)(1)(C)

Digital Intrepid Holding B.V.

Offer to exchange any and all issued and outstanding ordinary shares of

INTERXION HOLDING N.V.

for

0.7067 shares of common stock of Digital Realty Trust, Inc.

by

Digital Intrepid Holding B.V.

Pursuant to the Exchange Offer Prospectus dated January 29, 2020

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:01 A.M., NEW YORK CITY TIME, ON MARCH 9, 2020, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED (SUCH TIME AS IT MAY BE EXTENDED, THE “EXCHANGE OFFER EXPIRATION TIME”). INXN SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXCHANGE OFFER EXPIRATION TIME.

January 29, 2020

To Our Clients:

Enclosed for your consideration are the prospectus dated January 29, 2020 (the “Exchange Offer Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”), including instructions therefor, which, together with any amendments or supplements thereto or hereto, constitute the offer to exchange (the “Exchange Offer”) by Digital Intrepid Holding B.V. (formerly known as DN 39J 7A B.V.), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Buyer”), shares of common stock, par value $0.01 per share (“DLR Common Stock”), of Digital Realty Trust, Inc., a Maryland corporation (“DLR”), for all issued and outstanding ordinary shares, nominal value €0.10 per share (“INXN Shares”, such defined term including fractional shares (onderaandelen), nominal value €0.02 per fractional share (onderaandeel), of INXN, provided that a fractional share will be treated for purposes of the definition of INXN Share as one-fifth (1/5th) of an outstanding ordinary share, nominal value €0.10 per share), of InterXion Holding N.V., a public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands (“INXN”), that are validly tendered prior to the Exchange Offer Expiration Time and not validly withdrawn, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein shall have the same meanings given to them in the Letter of Transmittal.

We or our nominees are the holder of record (directly or indirectly) of INXN Shares held for your account. As such, a tender of such shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender INXN Shares held by us for your account.

Please instruct us as to whether you wish us to tender any or all of the INXN Shares held by us for your account, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus and the Letter of Transmittal. Your attention is directed to the following:

1. Buyer is offering to exchange each INXN Share that is validly tendered and not properly withdrawn pursuant to the Exchange Offer for the right to receive 0.7067 shares of DLR Common Stock (the “Exchange Offer

Ratio”), together with cash in lieu of fractional shares of DLR Common Stock, subject to the terms and conditions described in the Exchange Offer Prospectus. The Exchange Offer Ratio will not be adjusted to reflect changes in the trading prices of DLR Common Stock or INXN Shares prior to the date of the completion of the Exchange Offer. INXN shareholders may call the Information Agent for information regarding the Exchange Offer Ratio. See “The Exchange Offer” in the Exchange Offer Prospectus for a complete description of the terms.

Neither Buyer nor DLR will indemnify any individual shareholder for any taxes that may be incurred in connection with the Exchange Offer.

2. The Exchange Offer is being made pursuant to a purchase agreement, dated October 29, 2019, by and among Buyer, INXN and DLR (as it may be amended or supplemented from time to time, the “Purchase Agreement”), which sets forth the rights and obligations of the parties with respect to the Exchange Offer and Buyer’s intention to acquire all of the outstanding INXN Shares.

If Buyer accepts INXN Shares in the Exchange Offer in accordance with the terms of the Purchase Agreement, then certain DLR entities and certain INXN entities will complete a series of actions referred to as the “post-offer reorganization” in the Purchase Agreement on or after the date on which the Exchange Offer Expiration Time occurs.

The Purchase Agreement and the transactions contemplated thereby are described in the Exchange Offer Prospectus under “The Purchase Agreement.”

Non-tendering INXN shareholders who receive shares of DLR Common Stock pursuant to the Second Step Distribution (as defined in the Purchase Agreement) rather than the Exchange Offer generally will be subject to Dutch dividend withholding tax. See the sections of the Exchange Offer Prospectus entitled “The Offer—Material U.S. Federal Income Tax Consequences of the Offer and the Post-Offer Reorganization to U.S. Holders of INXN Shares,” “The Offer—Material Dutch Income Tax Consequences of the Offer and the Post-Offer Reorganization for Holders of INXN Shares,” and “The Offer—Material Dutch Dividend Withholding Tax Consequences of the Post-Offer Reorganization.”

INXN shareholders who participate in the Exchange Offer generally will be able to exchange their INXN Shares for shares of DLR Common Stock without incurring Dutch dividend withholding tax on the receipt of such shares of DLR Common Stock.

3. The Exchange Offer, as part of the transactions contemplated by the Purchase Agreement, is subject to a number of conditions described in the Exchange Offer Prospectus under “The Offer—Regulatory Approvals Required for the Offer” and “The Purchase Agreement—Conditions to Closing of the Offer”. The conditions must be satisfied at or prior to the expiration of the Exchange Offer (or waived by INXN and DLR to the extent permissible under applicable law and the Purchase Agreement). If the conditions are not satisfied (or waived by INXN and/or DLR to the extent permissible under applicable law and the Purchase Agreement), the Exchange Offer will not be completed and tendered INXN Shares will be returned to the registered holders of such INXN Shares. Please see the Exchange Offer Prospectus for a description of these conditions, which you should read carefully and in its entirety.

4. INXN Shares tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the expiration of the Exchange Offer. Once Buyer (or Buyer’s assignee, if applicable) accepts INXN Shares pursuant to the Exchange Offer, your tender is irrevocable; provided, that, if Buyer (or Buyer’s assignee, if applicable) has not yet accepted INXN Shares tendered for exchange, any INXN shareholder may withdraw its tendered shares after the 60th business day following commencement of the Exchange Offer pursuant to Section 14(d)(5) of the Exchange Act.

5. Tendering INXN shareholders who fail to complete and sign the IRS Form W-9 provided in the Letter of Transmittal or complete and submit the applicable IRS Form W-8, as applicable, may be subject to required U.S. federal backup withholding applicable to any payment to such shareholder pursuant to the transactions contemplated by the Purchase Agreement.

The Exchange Offer is made solely by means of the Exchange Offer Prospectus and the enclosed Letter of Transmittal and is not being made to, nor will tenders be accepted from or on behalf of, holders of INXN Shares in any jurisdiction in which the offer, sale or exchange is not permitted. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by the Exchange Offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the Exchange Offer presented does not extend to you.

If you wish to have us tender any or all of your INXN Shares, please complete, sign, detach and return to us the instruction form on the reverse side of this letter. An envelope to return to us your instruction form is enclosed. If you authorize the tender of your INXN Shares, all such shares will be tendered unless otherwise specified on the instruction form. Your instruction form should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Exchange Offer Expiration Time. BECAUSE BUYER IS NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES, YOU MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING THE NORMAL BUSINESS HOURS OF THE DEPOSITORY TRUST COMPANY AND THE EXCHANGE AGENT PRIOR TO THE EXCHANGE OFFER EXPIRATION TIME. TENDERS NOT COMPLETED PRIOR TO THE EXCHANGE OFFER EXPIRATION TIME WILL BE DISREGARDED AND OF NO EFFECT.

Instructions with Respect to

Offer to exchange any and all issued and outstanding ordinary shares of

INTERXION HOLDING N.V.

for

0.7067 shares of common stock of Digital Realty Trust, Inc.

by

Digital Intrepid Holding B.V.

Pursuant to the Exchange Offer Prospectus dated January 29, 2020

The undersigned acknowledge(s) receipt of your letter and the enclosed exchange offer prospectus dated January 29, 2020 (the “Exchange Offer Prospectus”) and the related letter of transmittal (the “Letter of Transmittal”), including instructions therefor, which, together with any amendments or supplements thereto or hereto, constitute the offer to exchange (the “Exchange Offer”) by Digital Intrepid Holding B.V. (formerly known as DN 39J 7A B.V.), a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands (“Buyer”), shares of common stock, par value $0.01 per share (“DLR Common Stock”), of Digital Realty Trust, Inc., a Maryland corporation (“DLR”), for all issued and outstanding ordinary shares, nominal value €0.10 per share (“INXN Shares”, such defined term including fractional shares (onderaandelen), nominal value €0.02 per fractional share (onderaandeel), of INXN, provided that a fractional share will be treated for purposes of the definition of INXN Share as one-fifth (1/5th) of an outstanding ordinary share, nominal value €0.10 per share), of InterXion Holding N.V., a public limited liability company (naamloze vennootschap) organized under the laws of the Netherlands (“INXN”), that are validly tendered prior to the expiration of the Exchange Offer and not validly withdrawn, upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus and the Letter of Transmittal.

Buyer is offering to exchange each INXN Share that is validly tendered and not properly withdrawn pursuant to the Exchange Offer for the right to receive 0.7067 shares of DLR Common Stock (the “Exchange Offer Ratio”), together with cash in lieu of fractional shares of DLR Common Stock, subject to the terms and conditions described in the Exchange Offer Prospectus. The Exchange Offer Ratio will not be adjusted to reflect changes in the trading prices of DLR Common Stock or INXN Shares prior to the date of the completion of the Exchange Offer. INXN shareholders may call the Information Agent for information regarding the Exchange Offer Ratio. See “The Offer” in the Exchange Offer Prospectus for a complete description of the terms.

The undersigned hereby instruct(s) you to tender the number of INXN Shares indicated below (or if no number is indicated below, all INXN Shares held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Exchange Offer Prospectus and in the related Letter of Transmittal. The undersigned understands and acknowledges that all questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of INXN Shares will be determined by Buyer, in its sole discretion, which determination will be final and binding upon the tendering party.

The method of delivery of this document is at the election and risk of the tendering INXN Shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the expiration of the Exchange Offer.

Dated:

Account Number:

Number of INXN Shares to be tendered*:

Capacity**:

Name:

(First, Middle and Last Name)

Address:

(Number and Street)

(City, State and Zip Code (and Country, if other than the U.S.A.)

Area Code and Telephone Number:

U.S. Taxpayer Identification Number (e.g., Social Security Number or Employer Identification Number):

*	Unless otherwise indicated, it will be assumed that all INXN Shares we hold for your account are to be tendered.
**	Please provide full title if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

Please return this form to the brokerage firm or other nominee maintaining your account.